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                                                                    EXHIBIT 10.2

                                2004-1 AMENDMENT
                                       TO
                      STEELCASE INC. NON-EMPLOYEE DIRECTOR
                           DEFERRED COMPENSATION PLAN

         This is an amendment by Steelcase Inc. (the "Company").

                               W I T N E S S E T H

         WHEREAS, the Company adopted and maintains the Steelcase Inc. Non-Employee Director Deferred Compensation Plan, effective June 23, 1999 (the "Plan"); and

         WHEREAS, pursuant to Section 6.8 of the Plan, the Company reserved the right to amend the Plan at any time; and

         WHEREAS, in order to align more closely the performance of the Company (as reflected in its common stock) with the pecuniary interests of each non-employee director, the Company is desirous of amending the Plan to provide that twenty-five percent (25%) of retainer fees payable to each non-employee director shall be deferred under the Plan and deemed invested in Company "phantom stock," unless otherwise elected by the director to be paid in Class A Common Stock of the Company.

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended, effective as of August 1, 2003, in the following respects:


         1. Section 1.7 (Mandatory Deferral) is amended to read as follows:

                  "1.7 `MANDATORY DEFERRAL' means the amount required to be deferred by a Participant pursuant to Article III of this Plan as in effect before this Amendment. No Mandatory Deferrals shall be made under this Plan after August 31, 2003."


         2. The following new Section 1.11 is added to the Plan, and all other sections of Article I are renumbered accordingly:

                  "1.11 `PERFORMANCE DEFERRAL' means the amount of a Participant's quarterly retainer fees deferred, if any, pursuant to
         Section 3.1."


         3. The following new Section 1.14 is added to the Plan, and all other sections of Article I are renumbered accordingly:



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                  "1.14 `SPECIAL 2003 ELECTION PERIOD' means the period
         beginning August 1, 2003, through August 29, 2003, during which elections under Section 3.1 must be made with respect to the remainder of the Plan Year beginning March 1, 2003; however, a new Participant may make elections pursuant to Section 3.3 notwithstanding this Special 2003 Election Period."


         4. Article III (Deferral of Director's Fees) is hereby amended to read as follows:

                                  "ARTICLE III
                         DIRECTOR PAYMENT AND DEFERRALS

                  3.1 Participant Election Between Deferral and Stock. Twenty-five percent (25%) of the Participant's quarterly retainer fees shall not be paid in the form of cash, but shall instead be deferred and distributed later to the Participant (or in the event of the Participant's death, to his or her Beneficiary) in accordance with the provisions of Article V of this Plan. Notwithstanding the preceding sentence, a Participant may elect during the applicable Election Period or Special 2003 Election Period, as the case may be, to receive such amount in the form of Steelcase Inc. Class A Common Stock in lieu of deferral.

                  3.2 Participant Election Between Cash and Deferral. During the applicable Election Period, a Participant may elect a percentage (in one percent (1%) increments, up to one hundred percent (100%)) of the Participant's Director's Fees remaining following application of
         Section 3.1, to be earned in the following Plan Year, that shall not be paid in cash, but shall instead be deferred and distributed later to the Participant (or in the event of the Participant's death, to his or her Beneficiary) in accordance with the provisions of Article V. All elections under this Section 3.2 shall be made separately with respect to the Participant's meeting fees and the portion of quarterly retainer fees remaining following application of Section 3.1.

                  3.3 Initial and Subsequent Election Periods. Any elections made pursuant to Sections 3.1 and 3.2 by a new Participant during the Participant's initial Election Period shall apply only to Director's Fees earned for the remainder of the Plan Year following the date of the election. Elections are irrevocable once the Plan Year for which they are in effect has begun. Elections shall remain in effect for all subsequent Plan Years unless a new election is made during a subsequent Election Period.

                  3.4 Special 2003 Election Rules. Notwithstanding any election previously made by a Participant for the Plan Year beginning March 1, 2003, the following election rules shall apply:

                  (a) If the Participant's elections in effect on July 31, 2003, direct the deferral of at least twenty-five percent (25%) of quarterly retainer


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                           fees and the Participant does not elect during the
                           Special 2003 Election Period to receive Steelcase Inc. Class A Common Stock pursuant to Section 3.1, then the percentage of the Participant's quarterly retainer fees to be deferred pursuant to Section 3.2 during the period beginning September 1, 2003, through February 27, 2004, if any, shall be equal to the percentage of retainer fees to be deferred as elected as of July 31, 2003, less twenty-five percent (25%).

                  (b) If the Participant's elections in effect on July 31, 2003, direct the deferral of less than twenty-five percent (25%) of quarterly retainer fees, then the Participant shall be deemed to have elected to be paid in cash for the portion of quarterly retainer fees remaining following application of Section 3.1.

                  The Participant's election with respect to any meeting fees in effect as of July 31, 2003, shall remain intact for the remaining portion of the Plan Year beginning on March 1, 2003."


         5. The term "Mandatory Deferral" is deleted and replaced with the term "Mandatory Deferral and Performance Deferral, if any," (in the singular or plural form, as the case may be) throughout Section 4.3 (Investment Media).

         IN WITNESS WHEREOF, the Company has caused this 2004-1 Amendment to the Steelcase Inc. Non-Employee Director Deferred Compensation Plan to be executed by its duly authorized representative this 30th day of June, 2003.

                                         STEELCASE INC.

                                         By:  /s/  Nancy W. Hickey
                                            ------------------------------------
                                            Its: Sr. Vice President, Global
                                                 Strategic Resources & Chief
                                                 Administrative Officer




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